UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 1, 2007
Date of Report (Date of earliest event reported)

ARVANA INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-30695	87-0618509
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 2610, 1066 West Hastings Street
Vancouver, British Columbia Canada	V6E 3X2
(Address of principal executive offices)	(Zip Code)

604-684-4691
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Material Definitive Agreement

The Company acquired Arvana Networks in August 2005 in a transaction whereby the Company agreed to issue 1,500,000 shares to IP Horizon, LLC (“IPH”) upon completion of the transaction (the “Arvana Networks Transaction”). IPH was one of the shareholders of Arvana Networks at the time of the Arvana Networks Transaction. IPH was issued these shares in exchange for a commitment to deliver equipment, software and network hardware for the initial launching of the Company’s VOIP telephone services in Brazil. IPH also agreed to provide termination services to Arvana Networks for these VOIP telephone services at its cost plus an administration fee not to exceed 13 percent. As of December 31, 2006, the Company had not received the full complement of assets to be acquired in connection with the Arvana Networks Transaction or other consideration. Accordingly, the 1,500,000 shares were not reflected on the Company’s financial statements as having been issued as at December 31, 2006. The following agreement has been reached with IPH with respect to the Arvana Networks Transaction:

  IPH has agreed to return to the Company for cancellation the 1,500,000 common shares issued to IPH in August 2005.

  IPH has contributed certain equipment and has developed certain software, some of which is recorded in Arvana Comunicações general ledger in the amount of $36,309.25. In recognition of the contribution of the aforementioned equipment and software architecture services from IPH to Arvana Inc. and Arvana Networks, Arvana Inc. and IPH have agreed to settle indebtedness of USD$150,000 to IPH. The balance due to IPH as at December 31, 2006 was USD$125,282.75 with an additional amount of USD$24,717.25 due as a result of payments in February 2007, providing a total due to IPH of USD$150,000 (the “Indebtedness”).

  For settlement of the Indebtedness, the Company has agreed to issue 500,000 shares of its common stock at a deemed price of $0.30 per share pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended.

Accordingly and based on the above agreements, the Company entered into a Regulation D Debt Conversion Agreement dated effective March 28, 2007 with Arvana Networks Inc. and IPH, a copy of which is filed as Exhibit 16.1 to this Current Report. Further to this agreement, IPH has returned the certificate representing the original 1,500,000 shares of common stock of the Company for cancellation and the board of directors of the Company has approved the issuance of the 500,000 new shares to IPH on May 1, 2007, which shares are subject to a two year contractual hold period.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements Of Business Acquired

Not applicable.

(b) Pro Forma Financial Information

Not applicable.

(c) Shell Company Transactions

Not applicable.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Regulation D Debt Conversion Agreement amongst the Company, IPH Horizon LLC and Arvana Networks Inc. dated effective March 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVANA INC.

DATE: May 1, 2007	By:	/s/ Teyfik Oezcan
Teyfik Oezcan
President